Exhibit 10.25.2

PETROTECH ENGINEERING LTD.

7536 Manzanita Place, Burnaby, B. C., Canada V3N 4X1 Phone: (604) 525 6896

Email: johnyu@axion.net

March 29, 2013

CONSENT OF PETROTECH ENGINEERING LTD.

We consent to the references to our firm in the form and context in which they appear in the Form 10-K of Osage Exploration and Development, Inc. (the “Report”). We hereby further consent to the inclusion in this Report of estimates of oil and gas reserves contained in our report entitled:

Evaluation of the Interests of Osage Exploration and Development, Inc. in the Guaduas Field in the Middle/Upper Magdalena Valley, Onshore Colombia

and to the inclusion of our report dated March 28, 2013 as an exhibit to the Report for the year ended 12/31/2012.

Signed and Dated March 29, 2013 in the City of Burnaby, British Columbia

/s/ John Yu

John Yu, P. Eng.

President of Petrotech Engineering Ltd.